UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2017

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

CLEARWATER, Fla., June -5, 2017

Endurance Exploration Group, Inc. (OTCQB: EXPL) (“Endurance” or the “Company”), a company that specializes in historic shipwreck research, subsea survey and recovery of lost ships containing valuable cargoes, is pleased to announce an offering of up to $3,750,000 (15,000,000 restricted shares) of its common stock at $.25 per share.

Use of Proceeds

Assuming we sell all of the Units in this offering, we estimate that the net proceeds from the sale of Units offered by us will be approximately $3,325,000, based on the offering price of $0.25 per Unit, and after deducting placement agent fees and estimated offering expenses payable by us.

The principal purpose of this offering is to increase our capitalization and obtain the working capital necessary to implement our business plan.  As of the date of this Memorandum, we cannot specify with certainty all of the particular uses for the net proceeds of this offering.  However, we currently intend to use the net proceeds from this offering primarily for general corporate purposes, including working capital, vessel and equipment purchases, rental and charters, recovery and survey activities, capital expenditures, employee and contractor compensation, reduction in accounts payables and debt, and other corporate purposes.

We will have broad discretion over the uses of the net proceeds from this offering.

The following is a table that shows the estimated use of proceeds based on the amount of funds we expect to receive on a sliding scale as a percentage of the total offering amount.

	If 5,000,000 Units are Sold	If 10,000,000 Units are Sold	If 15,000,000 Units are Sold
Connaught	$ 600,000	$ 1,000,000	$ 1,500,000
Joint Venture	300,000	300,000	475,000
Black Marlin	-0-	550,000	1,000,000
Repayment of Debt	50,000	150,000	150,000
Placement Agent Fees	125,000	250,000	375,000
Offering Expenses	50,000	50,000	50,000
General Corporate Purposes	$ 125,000	$ 200,000	$ 200,000
Total	$ 1,250,000	$ 2,500,000	$ 3,750,000

Our priority will be Connaught if we raise sufficient funds.  See “Our Business—Project Connaught – Current Status.”  If not, we will start the Joint Venture project.  See “Our Business—Joint Venture with Deep Blue Exploration, LLC.”  We need $500,000 to $1,000,000 to begin a survey on Black Marlin.  See “Our Business—Project Black Marlin – Current Status.” The funds allocated to each project may be used for equipment purchases, equipment design and builds, vessel and equipment charters, crew and employee costs, and other costs directly associated with salvage or survey activities.

Approximately $75,000 of the proceeds specified under Repayment of Debt is owed to Guy Zajonc, our Vice President, for prior compensation.

The offering is being made under Regulation S and Regulation D, including the new 506(c) exemption of the Securities Act of 1933.

Eligible investors interested in obtaining the 506(c) Offering documents may request them through our website:

NEW 506 (C) STOCK OFFERING

or you may contact:

VP of Shareholder Relations

 Keith Holloway

727.533.5555 xt 280

keith@eexpl.com

This communication shall not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Endurance Exploration Group, Inc.:

Endurance Exploration Group, Inc. specializes in historic shipwreck research, subsea search and recovery of lost ships containing valuable cargoes. Over the last 5 years, Endurance has developed a research database of over 1,400 ships that are known to be lost with valuable cargoes in the world oceans. Endurance operates the research vessel Haganes, side-scan sonar, and light inspection and work ROVs.

www.eexpl.com

www.facebook.com/EnduranceExplorationGroup

Cautionary Information Regarding Forward-Looking Statements.

Forward-looking statements contained in this press release are made under the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from the anticipated. The information contained in this release is as of April 9, 2014. Endurance Exploration Group, Inc. assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

The Offering:

A Private Offering of Units Comprised of

Common Stock and

Common Stock Purchase Warrants

To Verified Accredited Investors Only

At a price of $0.25 per Unit

For a Maximum Offering of

$3,750,000 (15,000,000 Units)

With a Minimum Investment Amount of $20,000 (80,000 Units)(1)

Endurance Exploration Group, Inc. a Nevada corporation is conducting, pursuant to this Confidential Private Placement Memorandum (including all exhibits and supplements hereto, this “Memorandum”) a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(c) promulgated under Regulation D (“Regulation D”) of the Securities Act (the “Offering”) and pursuant to Regulation S with respect to Non-U.S. investors of a maximum of 15,000,000 units (collectively, the “Units”) or up to $3,750,000.  Each Unit, which is offered at $0.25, is comprised of one share of common stock (“Common Stock”) and one warrant (“Warrants”).  Each whole Warrant entitles the holder to purchase one share of common stock (the “Warrant Shares” and collectively with the Units, Common Stock and Warrants, the “Securities”) at an exercise price of $0.35 per share from the date of this Memorandum through its expiration 24 months from the date of this offering memorandum (the “Warrant Expiration Date”).  At any point following the closing of the Offering, but prior to the Warrant Expiration Date, we may, at our option, call the Warrants, on 30 day’s written notice, for $0.01 per Warrant, if the closing price of the Common Stock has exceeded $0.40 for five consecutive trading days.

For more information go to http://www.enduranceexplorationgroup.com/

Contact Information:

Keith Holloway

VP Shareholder Communications

727.533.5555 xt 280

keith@eexpl.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: June 5, 2017	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer